April 13, 2007

Lazare Kaplan International Inc.
19 West 44th Street
New York, New York 10036
Attention: Mr. William H. Moryto

Re:	Facility Letter

Ladies and Gentlemen:

In accordance with our recent discussions, we are please to confirm ABN AMRO Bank N.V.’s (the “Bank”) agreement to hold available to Lazare Kaplan International Inc. (the “Borrower”) a revolving loan facility for own-note borrowings (“Loans”) up to a maximum aggregate principal amount of $7,800,000 (the “Facility”). The Facility will be available at the Bank’s discretion in accordance with this letter agreement (the “Facility Letter”) until the earlier to occur of (i) notice from the Bank that the Bank has terminated the Facility or (ii) December 1, 2008.

Reference is made to the Revolving Credit Agreement dated as of August 14, 2002 (as the same has been and may be amended, restated or otherwise modified, the “Credit Agreement”) by and among the Borrower, the Bank (as Administrative Agent, Arranger and a lender) and Bank Leumi USA. Terms used herein but not otherwise defined shall have the meaning assigned to such terms in the Credit Agreement and such terms are hereby incorporated herein by reference.

The Bank’s agreement to make the Loans under the Facility is subject to the following terms and conditions:

The proceeds of the Loans shall be used for working capital. The Borrower acknowledges and agrees that compliance by the Borrower with the terms and conditions set forth herein, merely entitles the Borrower to make requests for Loans hereunder, the granting of which, however, shall, in each case, remain within the Bank’s sole and absolute discretion.

The interest rate applicable to the Loans made under this Facility shall be either (i) the Base Rate or (ii) the LIBOR Rate plus LIBOR Rate Margin. Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Base Rate. Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of there Interest Period with respect thereto at rate per annum equal to the sum of (i) the LIBOR Rate determined for such Interest Period plus (ii) LIBOR Rate Margin. Without limiting the uncommitted nature of this Facility Letter and the Bank’s right to demand repayment of the Loans hereunder, together with all interest accrued thereon and any other obligations thereunder, the Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto and upon demand. The Borrower hereby further promises to pay to the order of the Bank, on demand, at the place of payment indicated in the attached note, interest on any unpaid amounts under this Facility Letter following an Event of Default under the Credit Agreement or after demand by the Bank under this Facility Letter, at a rate per annum equal to the Base Rate plus two percent (2%) until such amount is paid in full.

Section 4.1 of the Credit Agreement shall be applicable to all Loans with interest based on the LIBOR Rate. Please be advised that Loans with interest based on the LIBOR Rate are made in the Bank’s sole and absolute discretion.

As security for the Facility, you will provide us with an unconditional guaranty in favor of the Bank by the Guarantors.

Without in any way limiting the uncommitted nature of the Facility, you agree that if any of the Borrower or its Subsidiaries shall default under any agreement or agreements evidencing any indebtedness in excess of $100,000 owing to any person, or if such Indebtedness shall be payable on demand, and demand shall be made, or any affiliate thereof, or shall fail to pay such amounts thereunder when due or demanded, irrespective of any applicable period of grace or cure period, then the Bank may, by written notice to the Borrower, demand, and the Borrower will make, immediate payment to the Bank of all Loans and other amounts outstanding under the Facility, including but not limited to interest, costs and expenses, whether mature, contingent or unmatured.

Without in any way affecting the uncommitted nature of this Facility, you agree that so long as this Facility is in effect and until all Loans and obligations incurred hereunder are paid in full, you shall comply with the covenants set forth in Section 8 of the Credit Agreement.

Upon the execution of this Facility Letter and the related note, the Borrower acknowledges that $2,800,000 of loans made under the Credit Agreement shall be allocated to the note under this Facility and such loans shall be deemed “Loans” under this Facility and shall be subject to the terms of this Facility Letter, including, but not limited to the Bank’s right to demand repayment of such Loans at any time.

The terms of this Facility Letter shall not be amended without the prior written consent of each of the Borrower and the Bank.

The Borrower shall pay to the Bank, on demand, the reasonable costs, expenses and disbursements (including, but not limited to legal fees) in connection with the preparation, interpretation, amendment, modification, cancellation, enforcement or restructuring of the Borrower’s obligations under this Facility Letter.

All obligations under this Facility are payable immediately on demand. In addition to any other rights ABN may have, and without limiting the uncommitted nature of this Facility, if the Borrower does not comply with any of its undertakings in this letter agreement, or an Event of Default shall have occurred under Section 9.1(a)-(j) of the Credit Agreement, or should any guaranty issued in support of this Facility be canceled or in any other way become ineffective or impaired, the Bank may, at its option, declare all Loans and other obligations under this Facility to the Bank to be, whereupon they shall become, immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which the Borrower hereby waives.

For the avoidance of doubt, this is not a committed facility; no commitment fee shall be charged and the Bank may terminate this Facility or demand the Loans at any time. This Facility Letter shall be governed and construed in accordance with the laws of the State of New York.

If you are in agreement with the foregoing, kindly indicate your acceptance by signing the attached copy of this letter in the space provided and the attached promissory note and returning the same to us.

Very truly yours,

ABN AMRO Bank N.V.

Anna Martin	Ned Koppelson

Accepted and agreed:
LAZARE KAPLAN INTERNATIONAL INC.

By

Name

Title

PROMISSORY NOTE

New York, New York
April 13, 2007

$7,800,000

          On April 13, 2007, FOR VALUE RECEIVED, the undersigned, LAZARE KAPLAN INTERNATIONAL INC., a Delaware corporation (the “Borrower”) promises to pay to the order of ABN AMRO Bank N.V. at its New York office at 565 Fifth Avenue, New York, New York 10017, ON DEMAND the principal sum of Seven Million Eight Hundred Thousand Dollars ($7,800,000), or such lesser amount as may be advanced to the Borrower hereon pursuant to the Agreement hereinafter identified.

          The Borrower hereby promises to pay interest, at the place of payment, ON DEMAND (computed on the basis of a year of 360 days for the actual number of days elapsed) on the principal amount from time to time remaining unpaid hereon from the date hereof until paid at the rates, and payable in the manner specified in the Agreement and ON DEMAND or otherwise on the dates, specified in the Agreement.

          All loans made by the payee hereof against this Note, and all payments made by the Borrower on account of the unpaid principal amount hereof, shall be recorded on the books and records of the holder hereof and endorsed hereon prior to any transfer hereof, and the Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount shown as owing on this Note on the books and records of the holder hereof shall be deemed prima facie correct.

          This Note is issued under the terms and provisions of Facility Letter bearing even date herewith by and among the Borrower and ABN AMRO BANK N.V, and this Note and the holder hereof are entitled to all of the benefits provided for by said Agreement or referred to therein, including the ability of the Bank to demand payment of the Note at any time.

          The Loans evidenced by this Note may be prepaid in whole or in part on any business day, without penalty or premium.

          Demand of payment of this Note shall be sufficiently made upon the Borrower by written, telex, telegraphic, electronic or telephonic notice given by or on behalf of the holder to the Borrower at its last known address. No other method of delivering actual demand or notice is precluded hereby, and any such notice or demand shall be fully effective, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower. No delay on the party of the holder in exercising any of its options, powers or rights, or partial or single exercise thereof shall constitute a waiver thereof. The options, powers and rights of the holder hereof specified herein are in addition to those otherwise created.

          This Note shall be construed in accordance with, and governed by, the internal laws of the State of New York.

          The Borrower hereby promises to pay all costs and expenses (including attorneys’ fees) suffered or incurred by the holder hereof in collecting this Note or in enforcing any rights in any collateral therefor.

LAZARE KAPLAN INTERNATIONAL INC.

By:

Its:

GUARANTY

          This Guaranty Agreement (the “Guaranty”) dated as of this 13th day of April, 2007, from each of the parties who have executed this Guaranty (being herein referred to collectively, as the “Guarantors” and individually, as a “Guarantor”) in favor of ABN AMRO Bank N.V. (“ABN AMRO”).

W I T N E S S E T H     T H A T :

          WHEREAS, LAZARE KAPLAN INTERNATIONAL INC., a Delaware corporation, (the “Borrower”) and ABN AMRO have entered into the Facility Letter, dated as of April 13, 2007 (such Facility Letter as the same may be amended, modified, supplemented, restated and/or replaced from time to time being hereinafter referred to as the “Facility Letter”), pursuant to which ABN AMRO as the “Bank” agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations to the Borrower;

          WHEREAS, the Bank shall be hereinafter referred to as the “Guaranteed Creditor”;

          WHEREAS, pursuant to the Facility Letter, the Bank has required, among other things, that each Guarantor provide to the Guaranteed Creditor its payment guarantee of the credit facilities under the Facility Letter;

          WHEREAS, the Borrower provides each Guarantor that is a subsidiary of the Borrower (whether directly or indirectly) with substantial financial, management, administrative, and technical support, and each Guarantor will benefit, directly or indirectly, from credit and other financial accommodations extended by the Guaranteed Creditor to the Borrower;

          WHEREAS, as to each Guarantor that is not a subsidiary of the Borrower, it is in the best business interest of such Guarantor and its stockholders that the Borrower receive credit and other financial accommodations extended by the Guaranteed Creditor because of the mutual business interests and endeavors of the Borrower and such Guarantor;

          NOW, THEREFORE, for and in consideration of the benefits accruing to each Guarantor, the receipt and sufficiency are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Guaranteed Creditor and hereby covenants and agrees with the Guaranteed Creditor as follows:

          Section 1. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Facility Letter.

          Section 2. Each Guarantor hereby jointly and severally guarantees to the Guaranteed Creditor, the due and punctual payment when due of (a) any and all indebtedness, obligations, and liabilities of whatsoever kind and nature of the Borrower under the Facility Letter, whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever held, evidenced, or acquired, (the “Bank Obligations”), (b) any and all reasonable expenses and charges, legal or otherwise, suffered or incurred by the Guaranteed Creditor, in collecting or enforcing any of such indebtedness, obligations, or liabilities or in realizing on or protecting or preserving any security therefor, if any (all of the foregoing being hereinafter referred to as the “Guaranteed Indebtedness”). In case of failure by the Borrower to punctually pay any Guaranteed Indebtedness, each Guarantor hereby jointly and severally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise. All payments hereunder by any Guarantor shall be made in immediately available and freely transferable funds in Dollars without set-off, counterclaim or other defense or withholding or deduction of any nature. Notwithstanding anything in this Guaranty to the contrary, the right of recovery against a Guarantor under this Guaranty shall not exceed $1.00 less than the amount which would render such Guarantor’s obligations under this Guaranty void or voidable under applicable law, including fraudulent conveyance law.

          Section 3. Each Guarantor further jointly and severally agrees to pay on demand all reasonable out of pocket expenses, legal and/or otherwise (including court costs and reasonable attorneys’ fees), paid or incurred by the Guaranteed Creditor in endeavoring to collect the Guaranteed Indebtedness or any part thereof, or in enforcing or endeavoring to enforce any Guarantor’s obligations hereunder, or any part thereof, or in protecting, defending or enforcing this Guaranty in any litigation, bankruptcy or insolvency proceedings or otherwise.

          Section 4. Each Guarantor agrees that, upon demand, such Guarantor shall pay to the Guaranteed Creditor the full amount of the indebtedness hereby guaranteed when due (subject to the right of recovery from such Guarantor pursuant to the last sentence of Section 2 above) whether or not any one or more of the other Guarantors shall then or thereafter pay any amount whatsoever in respect to their obligations hereunder, provided, however, that the aggregate amount payable by the Guarantors shall in no event exceed the amount due and owing to the Guaranteed Creditor by the Borrower.

          Section 5. Each Guarantor agrees that such Guarantor will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Guarantor against any Person liable for payment of the indebtedness hereby guaranteed, or as to any security therefor, unless and until the full amount owing and payable to the Guaranteed Creditor of the Guaranteed Indebtedness has been fully paid and satisfied and the Facility Letter shall have expired or otherwise terminated. The payment by any Guarantor of any amount or amounts to the Guaranteed Creditor pursuant hereto shall not in any way entitle any such Guarantor, either at law, in equity or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to the Guaranteed Indebtedness or any part thereof or any collateral security therefor, if any, or any other rights or remedies in any way relating thereto or in and to any amounts theretofore, then or thereafter paid or applicable to the payment thereof howsoever such payment may be made and from whatsoever source such payment may be derived unless and until all of the Guaranteed Indebtedness and all costs and expenses suffered or incurred by the Guaranteed Creditor in enforcing this Guaranty have been paid and satisfied in full and the uncommitted agreement by the Guaranteed Creditor to extend any Guaranteed Indebtedness shall have expired or otherwise terminated and unless and until such payment in full and termination, any payments made by any Guarantor hereunder and any other payments from whatsoever source derived on account of or applicable to the Guaranteed Indebtedness or any part thereof shall be held and taken to be merely payments to the Guaranteed Creditor reducing pro tanto the indebtedness hereby guaranteed.

          Section 6. This Guaranty is a continuing, absolute and unconditional guaranty of payment and not merely of collection, and shall remain in full force and effect as against each Guarantor until all of the Guaranteed Indebtedness shall be fully paid and satisfied and the Facility Letter shall have expired or have been terminated. The Guaranteed Creditor may at any time or from time to time release any Guarantor from its obligations hereunder or effect any compromise with any Guarantor and no such release or compromise shall in any manner impair or otherwise affect the obligations hereunder of the other Guarantors. No release, compromise, or discharge of any one or more of the Guarantors shall release, compromise or discharge the obligations of the other Guarantors hereunder.

          Section 7. In case of the dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of voluntary bankruptcy or receivership proceedings against the Borrower or the institution of involuntary bankruptcy proceedings against the Borrower that are not dismissed within sixty (60) days following the commencement thereto, all of the Guaranteed Indebtedness relating to the Borrower which is then existing shall immediately become due or accrued and payable from the Guarantors. All payments received from the Borrower or on account of the Guaranteed Indebtedness from whatsoever source, shall be taken and applied as payment on the indebtedness hereby guaranteed, and this Guaranty shall apply to and secure any ultimate balance that shall remain owing to the Guaranteed Creditor.

          Section 8. The liability hereunder shall in no way be affected or impaired by (and the Guaranteed Creditor is hereby expressly authorized to make from time to time, without notice to any of the Guarantors), any sale, pledge, surrender, compromise, settlement, release, renewal, extension, impairment, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Guaranteed Indebtedness, either express or implied, or of the Facility Letter or any other contract or contracts evidencing any thereof, or of any security or collateral therefor or any guaranty thereof. The liability hereunder shall in no way be affected or impaired by any acceptance or release by the Guaranteed Creditor of any security for or other guarantors upon any of the Guaranteed Indebtedness, or by any failure, neglect or omission on the part of the Guaranteed Creditor to realize upon or protect any of the Guaranteed Indebtedness, or any collateral or security therefor, if any, (including, without limitation, impairment of collateral and failure to perfect security interest in any collateral), or to exercise any lien upon or right of appropriation of any moneys, credits or property of the Borrower or any Guarantor, possessed by the Guaranteed Creditor, toward the liquidation of the Guaranteed Indebtedness, or by any application of payments or credits thereon. In order to hold any Guarantor liable hereunder, there shall be no obligation on the part of the Guaranteed Creditor, at any time, to resort for payment to the Borrower or to any other Guarantor, or to any other Person, its property or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Guaranteed Creditor shall have the right to enforce this Guaranty against any Guarantor irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing are pending.

          Section 9. All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not the Borrower or the Guarantors or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of said Guaranteed Indebtedness, and of any security and collateral therefor, and of the acceptance of this Guaranty, and of any and all extensions of credit and indulgence hereunder, are expressly waived.

          Section 10. The Guarantors waive any and all defenses, claims and discharges of the Borrower, or any other obligor or guarantor, pertaining to the Guaranteed Indebtedness, except the defense of discharge by irrevocable payment in full. Without limiting the generality of the foregoing, the Guarantors will not assert, plead or enforce against the Guaranteed Creditor any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other Person liable in respect of any of the Guaranteed Indebtedness, or any set-off available against the Guaranteed Creditor to the Borrower or any such other Person, whether or not on account of a related transaction. The Guarantors agree that the Guarantors shall be and remain jointly and severally liable for any deficiency remaining after foreclosure or other realization on any lien or security interest, if any, securing the Guaranteed Indebtedness, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

          Section 11. If any payment applied by the Guaranteed Creditor to the indebtedness hereby guaranteed is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Guaranteed Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such of the Guaranteed Indebtedness as fully as if such application had never been made.

          Section 12. The liability of the Guarantors under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantors after the date hereof to the Guaranteed Creditor as a guarantor of the indebtedness hereby guaranteed, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

          Section 13. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this Guaranty are declared to be severable. Without limiting the generality of the foregoing, any invalidity or unenforceability against any Guarantor of any provision or application of the Guaranty shall not affect the validity or enforceability of the provisions or application of this Guaranty as against the other Guarantors.

          Section 14. Any demand for payment on this Guaranty or any other notice required or desired to be given hereunder to any Guarantor shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth on the appropriate signature page hereof, or such other address or telecopier number as such party may hereafter specify by notice to the Guaranteed Creditor given by United States certified or registered mail or by telecopy. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, or (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid.

          Section 15. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE OF NEW YORK (without regard to principles of conflicts of laws) in which state it shall be performed by the Guarantors and may not be waived, amended, released or otherwise changed except by a writing signed by the Banks. This Guaranty and every part thereof shall be effective upon delivery to the Guaranteed Creditor without further act, condition or acceptance by the Guaranteed Creditor, shall be binding upon the Guarantors and upon the legal representatives, successors and assigns of the Guarantors, and shall inure to the benefit of the Guaranteed Creditor, its successors, legal representatives and assigns. The Guarantors waive notice of the Guaranteed Creditor’s acceptance hereof. This Guaranty may be executed in counterparts and by different parties hereto on separate counterparts each of which shall be an original, but all together to be one and the same instrument.

          Section 20. Each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any State court sitting in New York City, for purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. Each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. EACH GUARANTOR AND, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, THE GUARANTEED CREDITOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGES TO GUARANTY AGREEMENT TO FOLLOW]

          IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed and delivered as of the date first above written.

GUARANTORS:

LAZARE KAPLAN EUROPE INC.
Address:
c/o Lazare Kaplan International Inc.
529 Fifth Avenue
New York, New York 10017	By:
Telecopier No. 212-697-3197
Its:

LAZARE KAPLAN JAPAN INC.
Address:
c/o Lazare Kaplan International Inc.
529 Fifth Avenue
New York, New York 10017	By:
Telecopier No. 212-697-3197
Its:

LAZARE KAPLAN AFRICA INC.
Address:
c/o Lazare Kaplan International Inc.
529 Fifth Avenue
New York, New York 10017	By:
Telecopier No. 212-697-3197
Its: